Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $5.38 for the Fiscal Year Ended September 30, 2018

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2018--AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $5.38 on net income available to common shareholders of $3.6 million for the fiscal year ended September 30, 2018. AMCON earned $1.60 per fully diluted share on net income available to common shareholders of $1.0 million for the fourth fiscal quarter ended September 30, 2018.

“We are pleased with our results for fiscal 2018. First class service and reliability continue to be the hallmark of our position as a leader in the convenience distribution industry,” said Christopher H. Atayan AMCON’s Chairman and Chief Executive Officer. He further noted, “Business conditions continue to be challenging for the convenience distribution industry. As a means of addressing this circumstance, we are placing increased emphasis on the development of foodservice programs that are competitive with quick service restaurants. Our management philosophy is to offer our customers a wide array of foodservice programs that offer menu options that work best with their staffing and facility requirements. Our long term commitment to foodservice excellence means that we will continue to invest in the appropriate facilities and equipment necessary to be a top level supplier in these markets. We continue to expect an enhanced level of capital expenditures in the coming years to support our efforts in foodservice, information technology, expansion of our territory, and continued redevelopment of our retail health food stores. Finally, we are continually evaluating strategic acquisition opportunities.”

The wholesale distribution segment reported revenues of $1.3 billion and operating income of $15.0 million for fiscal 2018, and revenues and operating income of $352.3 million and $5.0 million, respectively, for the fourth fiscal quarter of fiscal 2018. The retail health food segment reported revenues of $29.6 million and an operating loss of $3.1 million for fiscal 2018, and revenue of $10.2 million and an operating loss of $1.4 million for the fourth quarter of fiscal 2018.

“We are actively supporting our customers as they expand organically and from acquisitions,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. He furthered noted, “Late in the fiscal year we acquired an additional warehouse immediately adjacent to our existing facility in Bismarck, North Dakota. This expansion will enable us to serve the growing needs of our customers in our northern region. Our fall trade show season was well received by our customer base and supported enthusiastically by our vendor community. Also, during the fourth quarter we were able to acquire eight (8) Earth Origins Market health food retail stores in the Florida market and we are now operating as the Healthy Edge Retail Group with three brands Akins, Chamberlin’s and Earth Origins Market. In addition, we were able to successfully complete the relocation of our existing store in South Lakeland.”

Mr. Plummer further added, “At September 30, 2018, our shareholders’ equity was $64.6 million, resulting in adjusted book value per share of $102.85. We turned our inventory 19 times and consolidated debt was $40.2 million. At its lowest point during fiscal 2018 our consolidated debt was $6.4 million. We will continue our commitment to investing in technology that supports our customers’ growth and our internal needs, as well as actively evaluating wholesale facility expansions and continued investment in our retail store remodels.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-two (22) health and natural product retail stores in the Midwest and Florida through our subsidiary The Healthy Edge, Inc. The retail stores operate under the names Chamberlin's Natural Foods www.chamberlins.com, Akin’s Natural Foods www.akins.com, and Earth Origins Market www.earthoriginsmarket.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September	September
	2018	2017
ASSETS
Current assets:
Cash	$520,644	$523,065
Accounts receivable, less allowance for doubtful accounts of $0.9 million at September 2018 and $0.8 million at September 2017	31,428,845	30,690,403
Inventories, net	78,869,615	72,909,996
Income taxes receivable	272,112	—
Prepaid and other current assets	4,940,775	4,218,811
Total current assets	116,031,991	108,342,275

Property and equipment, net	15,768,484	13,307,986
Goodwill	4,436,950	6,349,827
Other intangible assets, net	3,414,936	3,494,311
Other assets	301,793	310,488
Total assets	$139,954,154	$131,804,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,826,834	$17,631,552
Accrued expenses	8,556,620	7,553,089
Accrued wages, salaries and bonuses	3,965,733	3,477,966
Income taxes payable	—	544,069
Current maturities of long-term debt	1,096,306	373,645
Total current liabilities	34,445,493	29,580,321

Credit facility	35,428,597	29,037,182
Deferred income tax liability, net	1,782,801	2,336,263
Long-term debt, less current maturities	3,658,391	2,648,179
Other long-term liabilities	38,055	34,100

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 615,777 shares outstanding at September 2018 and 678,006 shares outstanding at September 2017	8,441	8,314
Additional paid-in capital	22,069,098	20,825,919
Retained earnings	63,848,030	60,935,911
Treasury stock at cost	(21,324,752)	(13,601,302)
Total shareholders’ equity	64,600,817	68,168,842
Total liabilities and shareholders' equity	$139,954,154	$131,804,887

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2018	2017
Sales (including excise taxes of $368.4 million and $368.8 million, respectively)	$1,322,306,658	$1,274,984,408
Cost of sales	1,245,375,460	1,202,536,285
Gross profit	76,931,198	72,448,123
Selling, general and administrative expenses	66,781,234	64,173,895
Depreciation and amortization	2,318,146	2,049,475
Impairment charges	1,912,877	—
	71,012,257	66,223,370
Operating income	5,918,941	6,224,753

Other expense (income):
Interest expense	1,194,373	825,690
Other (income), net	(54,042)	(39,513)
	1,140,331	786,177
Income from operations before income tax expense	4,778,610	5,438,576
Income tax expense	1,164,000	2,489,000
Net income available to common shareholders	$3,614,610	$2,949,576

Basic earnings per share available to common shareholders	$5.47	$4.34
Diluted earnings per share available to common shareholders	$5.38	$4.26

Basic weighted average shares outstanding	660,925	679,478
Diluted weighted average shares outstanding	672,449	692,183

Dividends declared and paid per common share	$1.00	$1.00

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,614,610	$2,949,576
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	2,238,771	1,784,475
Amortization	79,375	265,000
Impairment charges	1,912,877	—
Gain on sale of property and equipment	(4,070)	(31,622)
Equity-based compensation	1,271,840	1,394,879
Deferred income taxes	(553,462)	(243,387)
Provision for losses on doubtful accounts	90,000	98,000
Inventory allowance	(291,917)	(101,716)
Other	3,955	3,285

Changes in assets and liabilities:
Accounts receivable	(828,442)	(755,299)
Inventories	(5,056,917)	(24,403,398)
Prepaid and other current assets	(633,032)	4,389,238
Other assets	8,695	(22,406)
Accounts payable	3,295,390	(467,348)
Accrued expenses and accrued wages, salaries and bonuses	1,563,964	669,873
Income taxes payable and receivable	(816,181)	709,028
Net cash flows from (used in) operating activities	5,895,456	(13,761,822)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,226,107)	(2,565,699)
Proceeds from sales of property and equipment	5,800	46,654
Net cash flows from (used in) investing activities	(3,220,307)	(2,519,045)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	1,424,929,646	1,311,967,154
Repayments under revolving credit facility	(1,418,538,231)	(1,293,467,198)
Principal payments on long-term debt	(541,844)	(362,495)
Repurchase of common stock	(7,723,450)	(1,124,921)
Dividends on common stock	(702,491)	(706,906)
Withholdings on the exercise of equity-based awards	(101,200)	(107,082)
Net cash flows from (used in) financing activities	(2,677,570)	16,198,552
Net change in cash	(2,421)	(82,315)
Cash, beginning of period	523,065	605,380
Cash, end of period	$520,644	$523,065

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,137,691	$819,969
Cash paid during the period for income taxes	2,533,643	2,023,359

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$1,253	$101,361
Purchase of property financed with debt	1,575,000	—
Acquisition of assets financed with debt	699,717	—
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,183,091	1,262,763

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2018

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$315,513	$295,207	$349,043	$362,543

Gross profit	18,192	17,066	19,113	22,560

Income from operations before income tax expense	1,110	623	1,247	1,799

Net income available to common shareholders	$1,480	$339	$785	$1,011

Basic earnings per share available to common shareholders	$2.15	$0.49	$1.21	$1.64

Diluted earnings per share available to common shareholders	$2.13	$0.49	$1.18	$1.60

FISCAL YEAR 2017

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$310,104	$294,048	$332,842	$337,990

Gross profit	18,316	17,474	18,024	18,634

Income from operations before income tax expense	1,879	990	798	1,771

Net income available to common shareholders	$1,046	$488	$385	$1,030

Basic earnings per share available to common shareholders	$1.54	$0.72	$0.57	$1.52

Diluted earnings per share available to common shareholders	$1.52	$0.71	$0.56	$1.48

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or vested and outstanding. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options and vesting of restricted stock units.”

September 2018
Number of common shares outstanding at September 30, 2018	615,777
Total shareholders’ equity at September 30, 2018	$64,600,817

Book value per share at September 30, 2018	$104.91

September 2018
Number of common shares outstanding at September 30, 2018	615,777
Add: common shares potentially issuable for stock options and unvested restricted stock units /1/	60,611
676,388

Total shareholders’ equity at September 30, 2018	$64,600,817
Equity impact if all potential common shares were exercised or vested /1/	4,962,639
$69,563,456

Adjusted book value per share at September 30, 2018	$102.85

/1/ Assumes the exercise of all vested and unvested stock options and vesting of all outstanding restricted stock units at September 30, 2018.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727